UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☐                             Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AFFYMETRIX, INC.

(Name of Registrant as Specified in Its Charter)

THERMO FISHER SCIENTIFIC INC.

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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FOR IMMEDIATE RELEASE

Thermo Fisher Scientific Remains Confident that Origin Technologies’ Proposal is Not

Likely to Result in a Superior Proposal

WALTHAM, Mass. –March 23, 2016 – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today issued the following statement regarding Origin Technologies’ most recent proposal to acquire Affymetrix, Inc. (NASDAQ: AFFX) (“Affymetrix”):

“The Thermo Fisher transaction, which has been unanimously approved by both boards of directors, provides Affymetrix shareholders with a significant premium, is fully-financed, and received all required regulatory approvals,” said Marc N. Casper, president and chief executive officer of Thermo Fisher Scientific.

“In contrast, Origin Technologies has still not addressed the fundamental flaws of its proposal, which has remained from its first announcement highly contingent, uncertain and insufficient.

“We fully expect that the Affymetrix board of directors will promptly conclude that our transaction remains the only bona fide alternative for Affymetrix stockholders and, as contemplated by the terms of our merger agreement, will definitively recommend against the Origin Technologies proposal and in favor of the Thermo Fisher transaction prior to the upcoming stockholder meeting, and in any event, no later than April 1, 2016. In the event that we determine at any time that Affymetrix has made an adverse recommendation change or has not complied with the terms of our merger agreement, we will not hesitate to exercise our rights thereunder, including terminating the agreement and receiving the required termination fee.”

JP Morgan is acting as financial advisor to Thermo Fisher, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, with revenues of $17 billion and approximately 50,000 employees in 50 countries. Our mission is to enable our customers to make the world healthier, cleaner and safer. We help our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity. Through our premier brands – Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific and Unity Lab Services – we offer an unmatched combination of innovative technologies, purchasing convenience and comprehensive support. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed Affymetrix transaction may not materialize as expected; the Affymetrix transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’ business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2015 which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings” and in other documents Thermo Fisher files with the SEC, and in Affymetrix’ Annual Report on Form 10-K for the year ended December 31, 2015 which is on file with the SEC and available in the “Investors” section of Affymetrix’ website, www.Affymetrix.com, under the heading “SEC Filings” and in other documents Affymetrix files with the SEC. While Thermo Fisher or Affymetrix may elect to update forward-looking statements at some point in the future, Thermo Fisher and Affymetrix specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Affymetrix’ views as of any date subsequent to today.

Important Additional Information

In connection with the proposed merger, Affymetrix has filed a proxy statement with the SEC. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC ON FEBRUARY 24, 2016 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders may obtain, without charge, a copy of the proxy statement and other relevant documents at Affymetrix’ website at investor.Affymetrix.com or by contacting Affymetrix’ investor relations department via e-mail at investor@affymetrix.com.

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’ stockholders with respect to the merger. Information about Affymetrix’ directors and executive officers and their ownership of Affymetrix’ common stock is set forth in the proxy statement for Affymetrix’ 2016 Special Meeting of Stockholders related to the merger, Affymetrix’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and proxy statement for Affymetrix’ 2015 Annual Meeting of Stockholders. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’ directors and executive officers in the merger, which may be different than those of Affymetrix’ stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which have been filed with the SEC.

Contacts

Thermo Fisher Scientific Inc.

Media Contact Information:

Karen Kirkwood, 781-622-1306

karen.kirkwood@thermofisher.com

www.thermofisher.com

or

Investor Contact Information:

Ken Apicerno, 781-622-1294

ken.apicerno@thermofisher.com

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank / Andrea Rose / Averell Withers

212-355-4449